QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ENDOCARDIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1724963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1350 Energy Lane, Suite 110 St. Paul, Minnesota (Address of principal executive offices)	55108 (Zip Code)

ENDOCARDIAL SOLUTIONS, INC.
1993 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
(Full title of the plan)

James W. Bullock
Endocardial Solutions, Inc.
1350 Energy Lane, Suite 110
St. Paul, Minnesota 55108
(651) 523-6900
Facsimile: (651) 644-7897
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock ($.01 par value)	1,050,000 shares	$6.315	$6,630,750	$1,657.69

(1)
Includes corresponding rights to acquire shares of Endocardial Solutions, Inc. common stock pursuant to the Rights Agreement between Endocardial Solutions, Inc. and Wells Fargo Bank Minnesota, N.A. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the 1993 Long-Term Incentive and Stock Option Plan pursuant to its antidilution provisions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, using the exercise price with respect to shares subject to stock options that are currently outstanding and using the average of the high and low prices of the common stock as reported on the Nasdaq National Market on October 17, 2001 with respect to the remaining shares.

    Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of common stock, $.01 par value per share, of the Registrant under the Endocardial Solutions, Inc. 1993 Long-Term Incentive and Stock Option Plan, a stock-based employee benefit plan for which the Registrant registered 1,500,000 shares of common stock under Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 29, 1997 (File No. 333-27979), the contents of which are hereby incorporated by reference herein.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, dated January 29, 1997, as amended on March 5, 1997, March 13, 1997 and March 18, 1997 (File No. 0-22233))
4.2	Amended Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-22233))
4.3
Rights Agreement, dated as of August 25, 1999, between the Registrant and Wells Fargo Bank Minnesota, National Association (formerly Norwest Bank Minnesota, National Association) as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated August 25, 1999 (File No. 0-22233))
5.1	Opinion and Consent of Dorsey & Whitney LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on the 19th day of October, 2001

ENDOCARDIAL SOLUTIONS, INC.
By:	/s/ JAMES W. BULLOCK James W. Bullock President and Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Bullock, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any additional Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (or Registration Statements, if an additional Registration Statement is filed pursuant to Rule 462(b)) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JAMES W. BULLOCK James W. Bullock	President, Chief Executive Officer and Director (Principal Executive Officer, Financial and Accounting Officer)	October 19, 2001
Graydon E. Beatty	Director
/s/ JAMES E. DAVERMAN James E. Daverman	Director	October 19, 2001
/s/ ROBERT G. HAUSER Robert G. Hauser, M.D.	Director	October 19, 2001

/s/ RICHARD D. RANDALL Richard D. Randall	Director	October 19, 2001
/s/ WARREN S. WATSON Warren S. Watson	Director	October 19, 2001

EXHIBIT INDEX

Exhibit	Page
5.1	Opinion and Consent of Dorsey & Whitney LLP
23.1	Consent of Ernst & Young LLP

QuickLinks

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX